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                                                                      EXHIBIT 11



                          SIMULA, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE




                                                       Three Months Ended June 30,           Six Months Ended June 30,
                                                    ------------------------------        ------------------------------
                                                       1997               1996                1997               1996
                                                    -----------        -----------        -----------        -----------

Income (loss) before cumulative effect
     of a change in accounting principle            $    18,301        $  (305,428)       $  (547,836)       $  (183,496)

Cumulative effect on prior years (to
     December 31, 1995) of changing
     accounting for pre-contract costs                                                                        (3,239,948)

                                                    -----------        -----------        -----------        -----------
 Net income (loss)                                  $    18,301        $  (305,428)       $  (547,836)       $(3,423,444)
                                                    ===========        ===========        ===========        ===========


Number of shares:
     Weighted average shares outstanding              9,044,186          8,939,346          9,020,105          8,916,287
     Incremental shares for outstanding
          stock options                                 379,100                 --                 --                 --
                                                    -----------        -----------        -----------        -----------
                                                      9,423,286          8,939,346          9,020,105          8,916,287
                                                    ===========        ===========        ===========        ===========

Per share amounts:
     Income (loss) before cumulative effect
          of a change in accounting principle       $        --        $     (0.03)       $     (0.06)       $     (0.02)

     Cumulative effect on prior years (to
          December 31, 1995) of changing
          accounting for pre-contract costs                                                                        (0.36)

                                                    -----------        -----------        -----------        -----------
      Net income (loss)                             $        --        $     (0.03)       $     (0.06)       $     (0.38)
                                                    ===========        ===========        ===========        ===========





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